                                  EXHIBIT 5.1

                                     [LOGO]



                                  September 30, 1997

EchoStar Communications Corporation
90 Inverness Circle East
Englewood, CO 80112

    Re:  Registration Statement on Form S-8 (the "Registration Statement")

Gentlemen:

    I am Senior Vice President, Corporate Secretary and General Counsel of EchoStar Communications Corporation, a Nevada corporation formed in April 1995 (the "Company"), and have acted as such in connection with the authorization to issue up to 13,250 shares of the Company's Class A Common Stock, par value of $0.01 per share (the "Common Shares"), issued or to be issued under the Company's 1997 Launch Bonus Plan (the "Plan"). I have reviewed originals, or copies certified or otherwise identified to my satisfaction as copies of originals, of the various proceedings taken by the Company to effect such authorizations, and have examined such other agreements, instruments, documents and corporate records of the Company as I have deemed necessary or appropriate as a basis for the opinion hereinafter expressed.

    Based upon the foregoing and having regard for such legal considerations as I deem relevant, I am of the opinion that the Common Shares of the Company issuable pursuant to the Plan have been duly authorized for issuance and will be legally issued, fully paid and non-assessable when issued as provided in the Plan.

    I am admitted to practice only in the State of Colorado and do not purport to be an expert on the laws of any other jurisdiction other than the laws of the State of Colorado and Federal law.

    I consent to the filing of this opinion as an exhibit to the Registration Statement relating to the Plan.

                                     Very truly yours,

                                     ECHOSTAR COMMUNICATIONS CORPORATION



                                     /s/ DAVID K. MOSKOWITZ
                                     ------------------------------------------
                                     David K. Moskowitz
                                     Senior Vice President, Corporate Secretary
                                     and General Counsel

DKM:es

        90 Inverness Circle East - P.O. Box 6552 - Englewood, CO 80155
                  - Tel. (303) 799-8222 - Fax: (303) 799-0354